Exhibit 99.1

High Roller Technologies Advances Planned U.S. Prediction Markets Launch; Reports Second Quarter 2026 Results

•         Advanced the planned U.S. launch of the ROLR prediction markets platform; ROLR US LLC approved as a Member of the National Futures Association and registered as a Guaranteed Introducing Broker

•         Introduced the ROLR consumer brand and launched the ROLR Free-To-Trade Prediction Challenge; continued expanding the Company’s marketing, technology and regulatory ecosystem

•         Cash and cash equivalents of $18.0 million and stockholders’ equity of $29.6 million at June 30, 2026

•         Conference today, August 11, 2026, at 4:30 PM ET

LAS VEGAS, Nevada, August 11, 2026 (GLOBE NEWSWIRE) -- High Roller Technologies, Inc. (“High Roller” or the “Company”) (NYSE: ROLR), a publicly traded online gaming and prediction markets company, today reported its financial results for the second quarter ended June 30, 2026 and provided an update on its planned expansion into regulated U.S. prediction markets through its agreement with Crypto.com | Derivatives North America (“CDNA”). As previously announced, High Roller will host a conference call to discuss second quarter 2026 results and provide a business update August 11, 2026, at 4:30 PM Eastern Time (ET).

Management Commentary

“The second quarter was, above all, about doing the work,” said Seth Young, Chief Executive Officer of High Roller Technologies. “Our focus this quarter was building, with coordinated execution across product, technology, compliance, and operations to advance the ROLR platform toward commercial readiness. The most visible result was regulatory, as ROLR US LLC was approved as a member of the National Futures Association and registered as a Guaranteed Introducing Broker, establishing the regulatory foundation for our planned launch through Crypto.com FCM infrastructure.”

“We also introduced the ROLR consumer brand and ROLR.com to the market through our Free-To-Trade Prediction Challenge, while continuing to build the marketing, technology and regulatory capabilities intended to support a differentiated and scalable consumer platform,” continued Young. “Our inclusion in the Russell Microcap Index further expanded our visibility with institutional investors and the broader capital markets community.”

“Second-quarter revenue reflected our deliberate exit from certain online casino markets, implementation of a more focused marketing strategy and increasing organizational emphasis on the prediction markets opportunity. At the same time, total operating expenses declined 23% year-over-year, and we ended the quarter with $18.0 million in cash and cash equivalents and $29.6 million in stockholders’ equity. We remain focused on disciplined execution as we advance the ROLR platform toward commercial launch.”

Prediction Markets Industry Outlook

The prediction market category continues to expand rapidly, with multiple third-party industry forecasts pointing to a trillion-dollar annual trading-volume opportunity by the end of the decade. Macquarie estimated in July 2026 that annual prediction-market trading volume could reach approximately $1.5 trillion by 2030, including roughly $705 billion from sports-related contracts and $783 billion from non-sports contracts, and that, at an assumed 3.25% net take rate, this level of activity could generate nearly $50 billion in annual industry revenue.1 Bernstein separately forecasts annual prediction-market trading volume of approximately $1 trillion by 2030, up from an estimated $240 billion in 2026, implying roughly 80% compound annual growth from 2025 through 2030.2 Eilers & Krejcik Gaming similarly sees a path for U.S. prediction markets to reach roughly $1 trillion in annual trading volume at maturity, including approximately $435 billion from sports, $310 billion from financial and crypto events, $160 billion from news-related events, $40 billion from culture, and $55 billion from other categories.3 These markets span a broad and growing range of contract categories, including finance, economics, sports, entertainment, and culture, and operate within a federal regulatory framework administered by the Commodity Futures Trading Commission, providing a single national structure for compliant participation.

Recent Strategic & Corporate Highlights

Prediction Markets (U.S.)

•    Executed a definitive agreement with Crypto.com | Derivatives North America to launch an event-based prediction markets offering, initially in the United States. Under the agreement, High Roller plans to operate as a Guaranteed Introducing Broker and provide access to CDNA event contracts across finance, sports and entertainment categories through the ROLR platform.

•    Executed definitive strategic marketing agreements with Lines.com, Forever Network and Leverage Game Media to support customer acquisition, brand awareness and audience engagement for the planned U.S. prediction markets launch.

•    Engaged a Big 4 consultancy to support licensing and regulatory workstreams for the planned U.S. prediction markets business.

•    Expanded applied AI capabilities by creating the role of Head of Applied AI and appointing Nicholis Muller to lead initiatives across compliance automation, product personalization, customer engagement and internal development workflows.

•    Established ROLR as the consumer-facing prediction markets brand and acquired ROLR.com as the primary digital destination for the planned platform.

•    Launched the ROLR Free-To-Trade Prediction Challenge, an eight-week skill-based competition offering more than $100,000 in guaranteed cash prizes and giveaways and a chance for successful qualifiers to compete for a $25 million grand prize.

•    Received a Guaranteed Introducing Broker license from the National Futures Association. ROLR’s introducing broker operations will be guaranteed by OG Markets US, Inc., doing business as Crypto.com FCM, which will carry customer accounts introduced through the ROLR platform and provide transaction processing, custody and related regulatory infrastructure.

Capital Markets and Corporate

•    Added to the Russell Microcap® Index as part of the 2026 Russell U.S. Indexes annual reconstitution, increasing the Company’s visibility among institutional investors and index-tracking funds.

Second Quarter 2026 Financial Results Summary

•    Net revenues were $2.8 million, a decrease of $3.0 million, or 52%, compared with $5.8 million for the second quarter of 2025, primarily reflecting the Company’s exit from certain markets, a refined marketing strategy and increased focus on prediction markets.

•    Total operating expenses were $5.3 million, a decrease of $1.6 million, or 23%, compared with $6.9 million for the second quarter of 2025, primarily due to lower direct operating costs and advertising and promotion expense.

•    Loss from operations was $2.5 million, compared with a loss from operations of $1.1 million for the second quarter of 2025.

•    Net loss from continuing operations was $2.4 million, or $(0.22) per common share, compared with a net loss from continuing operations of $1.2 million, or $(0.14) per common share, for the second quarter of 2025.

•    Adjusted EBITDA was negative $1.8 million, or an adjusted loss of $(0.17) per common share, compared with negative Adjusted EBITDA of $0.2 million, or an adjusted loss of $(0.02) per common share, for the second quarter of 2025.

•    Cash and cash equivalents were $18.0 million, restricted cash was $0.5 million, and stockholders’ equity was $29.6 million at June 30, 2026.

Additional information regarding the Company’s results of operations, financial condition and liquidity is included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which the Company expects to file with the U.S. Securities and Exchange Commission.

Conference Call

As previously announced, High Roller will host a conference call to provide a business update and discuss second quarter results on August 11, 2026, at 4:30 PM ET.

To join the live conference call, please dial 877-407-6176 (U.S. and Canadian callers) or +1 201-689-8451 (international callers outside of the U.S. and Canada) 10 to 15 minutes prior to the scheduled call time. Participants can also click this link for instant telephone access to the event. The link will become active approximately 15 minutes prior to the start of the conference call. The conference ID# is 13762141.

About High Roller Technologies, Inc.

High Roller Technologies, Inc. (NYSE: ROLR) is a publicly traded online gaming and prediction markets company, known for its innovative casino brands High Roller and Fruta, and its prediction markets brand, ROLR. The Company delivers cutting-edge real-money consumer facing products that are intuitive and user-friendly. With a diverse portfolio of over 6,000 premium online casino games from more than 90 leading game providers, High Roller Technologies offers an immersive and engaging gaming experience in the rapidly expanding multi-billion-dollar iGaming industry. As an award-winning operator, High Roller Technologies continues to redefine the future of market engagement through innovation, performance, and a commitment to excellence.

For more information, please visit the Company’s investor relations website and follow High Roller Technologies on X, Facebook, and LinkedIn.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief or current expectations, are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, including the Quarterly Report for the quarter ended June 30, 2026, and our other filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

This press release includes Adjusted EBITDA and Adjusted Loss Per Share, which are non-GAAP financial measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. The Company believes these measures are useful in evaluating operating performance and trends and in making strategic decisions regarding the allocation of capital and new investments. These measures are not intended to be a substitute for any U.S. GAAP financial measure and may not be comparable to similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as net loss from continuing operations before the impact of interest income and expense, income tax provision or benefit, and depreciation and amortization, and further adjusted for stock-based compensation and other non-recurring and non-operating costs or income. The Company defines Adjusted Loss Per Share as basic loss per share attributable to common stockholders before the impact of amortization of acquired intangible assets, stock-based compensation and other non-recurring and non-operating costs or income. Reconciliations to the most directly comparable U.S. GAAP measures are included below.

Contact

ir@highroller.com

800-460-1039

1  Macquarie Equity Research (Chad Beynon), July 23, 2026; reported by Reuters and Casino.org. Macquarie projected approximately $1.5 trillion of 2030 annual volume and, at a 3.25% net take rate, nearly $50 billion of annual industry revenue.

2  Bernstein Research (Gautam Chhugani), April 2026; reported by CoinDesk on April 15, 2026. Bernstein estimated approximately $240 billion of 2026 volume and $1 trillion of annual volume by 2030.

3  Eilers & Krejcik Gaming, “U.S. Prediction Markets: How Big, How Fast, What’s Next?,” December 2025; reported by the Las Vegas Review-Journal and Public Gaming Research Institute. The forecast totals roughly $1 trillion of annual U.S. prediction-market volume at maturity.

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2026	2025	2026	2025

Revenues, net	$2,809	$5,801	$6,175	$10,996

Operating expenses
Direct operating costs:
Related party	146	359	333	672
Other	1,044	2,522	2,115	4,756
General and administrative:
Related party	—	53	—	67
Other	3,361	2,830	7,879	6,150
Advertising and promotions:
Related party	280	205	399	907
Other	241	710	470	2,782
Product and software development:
Related party	—	—	—	—
Other	208	189	446	390
Total operating expenses	5,280	6,868	11,642	15,724
Loss from operations	(2,471)	(1,067)	(5,467)	(4,728)

Other income (expense)
Interest income (expense), net	145	(53)	191	(99)
Other (expense) income	(13)	—	(13)	(1)
Total other income (expense)	132	(53)	178	(100)

Loss before income taxes	(2,339)	(1,120)	(5,289)	(4,828)
Income tax expense	31	37	47	54
Net loss from continuing operations	$(2,370)	$(1,157)	$(5,336)	$(4,882)

Net income from discontinued operations, net of taxes	$—	$565	$—	$1,014

Net loss	$(2,370)	$(592)	$(5,336)	$(3,868)

Other comprehensive loss
Foreign currency translation adjustment	46	(80)	(165)	(32)
Comprehensive loss	$(2,324)	$(672)	$(5,501)	$(3,900)

Net income (loss) per common share:
Continuing operations	$(0.22)	$(0.14)	(0.50)	(0.58)
Discontinued operations	$—	$0.07	—	0.12
Net loss per common share – basic and diluted	$(0.22)	$(0.07)	$(0.50)	$(0.46)
Weighted average common shares outstanding – basic and diluted	10,943,272	8,408,820	10,669,024	8,402,945

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30,	December 31,
(in thousands, except share and per share data)	2026	2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$18,009	$2,076
Restricted cash	531	589
Prepaid expenses and other current assets	1,702	779
Deferred tax asset, current	2,289	2,368
Total current assets	22,531	5,812
Deferred offering costs	—	80
Property and equipment, net	374	417
Operating lease right-of-use asset, net	703	826
Intangible assets, net	12,264	10,507
Deferred tax asset, non-current	794	817
Other assets	75	60
Total assets	$36,741	$18,519

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$371	$804
Accrued expenses	1,897	3,373
Player liabilities	778	816
Due to affiliates	2,232	1,993
Operating lease obligation, current	163	166
Total current liabilities	5,441	7,152
Other liabilities	1,148	1,084
Operating lease obligation, non-current	525	641
Total liabilities	7,114	8,877
Stockholders’ equity
Preferred stock, $0.001 par value; 10,000,000 shares authorized; none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value; 60,000,000 shares authorized; 10,998,049 shares and 8,485,405 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	11	8
Additional paid-in capital	58,413	32,930
Accumulated deficit	(29,635)	(24,299)
Accumulated other comprehensive income	838	1,003
Total stockholders’ equity	29,627	9,642
Total liabilities and stockholders’ equity	$36,741	$18,519

HIGH ROLLER TECHNOLOGIES, INC. AND SUBSIDIARIES
GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA (UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025

Revenues	$2,809	$5,801	$6,175	$10,996
Net loss from continuing operations	(2,370)	(1,157)	(5,336)	(4,882)
Net income from discontinued operations, net of taxes	—	565	—	1,014

Add back items:
Stock-based compensation expense (1)	407	500	667	809
Issuance of warrants	—	—	1,003	—
Depreciation and amortization (2)	72	90	140	160
Interest expense, net	(145)	53	(191)	99
Income tax	31	37	47	54
Foreign exchange transaction loss	107	151	180	329
Other (3)	75	128	385	256
Adjusted EBITDA	$(1,823)	$(198)	$(3,105)	$(3,175)

(1) Includes restricted shares, stock options, equity-settled restricted share units, cash-settled restricted share units and equity-settled performance-based restricted share units granted to employees and directors net of shares withheld for taxes (including related employer and applicable employee payroll taxes).

(2) Includes amortization of intangible assets generated through business acquisitions and depreciation of property and equipment, amortization of contract costs, and amortization of internally developed software and other intangible assets. Excludes amortization of right-of-use assets.

(3) Includes severance costs and non-recurring compensation payments.